DEFA14A

PROXY STATEMENT PURSUANT TO SECTION 14 (a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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            The Dreyfus/Laurel Funds, Inc.

-          Dreyfus Core Equity Fund

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DREYFUS CORE EQUITY FUND
c/o The Dreyfus Corporation
200 Park Avenue
New York, NY 10166

Proposed Fund Merger with Dreyfus Worldwide Growth Fund

June 6, 2018

Dear Shareholder:

We are writing to inform you that the Special Meeting of Shareholders (the “Meeting”) of Dreyfus Core Equity Fund (the "Fund") held on Wednesday June 6, 2018 in order for Fund shareholders to consider the proposal to merge the Fund into Dreyfus Worldwide Growth Fund (the “Acquiring Fund”) has been adjourned until Wednesday, July 11, 2018. We have adjourned the Meeting because we did not receive the required vote to approve the proposed merger. We are continuing the Fund’s proxy campaign, to solicit Fund shareholders who did not cast their vote on the proposal. Although we didn’t meet the required vote, we are happy to report that the votes that were received were in excess of 33% of the Fund’s outstanding shares and overwhelmingly in favor of the proposed merger.

The proposed merger is expected to create several benefits for Fund shareholders and has been recommended by The Dreyfus Corporation, the Fund’s investment adviser, and unanimously approved by the Fund’s Board of Directors.

EXPECTED BENEFITS OF THE FUND’S PROPOSED MERGER WITH DREYFUS WORLDWIDE GROWTH FUND.

1. The larger combined fund will have in excess of $815 million in assets (based on assets as of February 28, 2018).

2.	The larger combined fund will have lower total annual expense ratios than the Fund
3.	The funds have substantially similar investment management policies
4.	The larger combined fund will benefit from more efficient portfolio management and will eliminate duplication of resources and costs to manage each fund independently
5.	The funds have comparable performance records

WHAT IS NEEDED? While the merger offers many expected benefits to Fund shareholders, the merger cannot be implemented without obtaining the required authorization from Fund shareholders. Accordingly, every vote is crucial. Enclosed you will find a proxy card and business reply envelope for your review. Also on the proxy card, and defined below, are options to cast your vote.

WE HAVE NOT RECEIVED YOUR VOTE AND WOULD GREATLY APPRECIATE YOU DOING SO TODAY.

VOICE YOUR SAY ON THIS MATTER NOW.

1.

BY PHONE. You may cast your vote by telephone by calling the toll free number listed on the enclosed proxy card and following the prerecorded information, or 1-877-478-5047 to cast your vote with a live proxy specialist, quickly and easily.

2.	INTERNET. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.
3.	VIA MAIL. You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

For more details on the proposed merger, including the risks associated with investments in the funds, please refer to the Prospectus/Proxy Statement. You may obtain another copy of this document by contacting us at 1-877-478-5047.

We greatly appreciate your consideration and investment with the Dreyfus Family of Funds.

Bradley J. Skapyak
President
THE DREYFUS/LAUREL FUNDS, INC.